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EXHIBIT 99B.5
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CONSOLIDATED BALANCE SHEETS                         U S WEST, Inc.
                                                   December 31,
In millions                                       1993        1992
- ------------------------------------------ ------------------------
ASSETS
Current assets
 Cash and cash equivalents                      $128.2      $158.9
 Accounts and notes receivable                 1,570.1     1,498.6
 Inventories and supplies                        192.7       196.6
 Prepaid and other                               608.8       354.7
                                           ------------------------
    Total current assets                       2,499.8     2,208.8
                                           ------------------------

Property, plant and equipment - net           13,231.8    17,946.4
Investment in Time Warner Entertainment        2,552.4        -
Other assets                                   1,841.2     2,419.6
Net assets of discontinued operations            554.5       885.9
                                           ------------------------
    Total assets                             $20,679.7   $23,460.7
                                           ========================
LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities
 Short-term debt                              $1,776.2      $582.5
 Accounts payable                                977.0       960.5
 Employee compensation                           386.3       392.4
 Other                                         1,842.0     1,238.5
                                           ------------------------
    Total current liabilities                  4,981.5     3,173.9
                                           ------------------------

Long-term debt                                 5,422.7     4,847.4
Postretirement and other postemployment
 benefit obligations                           2,698.6     2,825.0
Deferred taxes and credits                     1,715.7     4,346.5

Shareowners' equity
 Common shares                                 6,996.6     5,770.2
 Retained earnings (deficit)                    (892.4)    2,792.1
 LESOP guarantee                                (243.0)     (294.4)
                                           ------------------------
  Total shareowners' equity                    5,861.2     8,267.9
                                           ------------------------
    Total liabilities and
    shareowners' equity                      $20,679.7   $23,460.7
                                           ========================

Note 1: All assets and liabilities associated with discontinued operations are presented in the line item
"Net assets of discontinued operations".

Note 2: Certain reclassifications within the financial statements have been made to conform to the current year presentation.
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